SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                  July 25, 2003
                                  -------------


                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


               000-49693                                92-2115369
        (Commission File Number)                      (IRS Employer
                                                    Identification No.)


   975 El Camino Real, South San Francisco, California       94080
       (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (650) 588-6800


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Item 5.  Other Events and Regulation FD Disclosure

         On July 25, 2003, the Board of Directors of the registrant authorized a stock repurchase program. The program calls for the repurchase of up to five percent (5%) of the registrant's outstanding shares of common stock, or approximately 121,852 shares, based on approximately 2,437,043 shares currently outstanding. The repurchases will be made by the registrant from time to time in the open market as conditions allow. All such transactions will be structured to comply with Commission Rule 10b-18 and all shares that are repurchased under this program will be retired. The Board of Directors has reserved the right to suspend, terminate, modify or cancel the program at any time for any reason. A copy of the registrant's July 25, 2003, news release, announcing the stock repurchase program, is attached to this report as Exhibit 99.14 and is incorporated here by reference.

Item 7.  Exhibits

         99.14 News release dated July 25, 2003, announcing stock repurchase program.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FNB BANCORP (Registrant)


Dated:  July 25, 2003.                 By: /s/ JAMES B. RAMSEY
                                           -------------------------------------
                                           James B. Ramsey
                                           Senior Vice President and
                                           Chief Financial Officer


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